SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 29, 2000


                 World Wrestling Federation Entertainment, Inc.

             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                        000-27639                     04-2693383
----------------------------       --------------            -------------------
(State or other jurisdiction       (Commission               (IRS Employer
of incorporation)                  File Number)              Identification No.)


                    1241 East Main Street, Stamford, CT 06902

           ----------------------------------------------- ----------
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (203) 352-8600

Item 5.     Other Events.

                  On March 29, 2000, World Wrestling Federation Entertainment, Inc., a Delaware corporation ("WWFE"), announced a strategic partnership with NBC to jointly own and run the XFL, a new professional football league that will begin play on February 3, 2001. The agreement calls for each party to own 50% of the league and its eight teams.


                  Separately, NBC has agreed to purchase a minority interest in WWFE through the sale of approximately 2.3 million newly issued shares of Class A Common Stock, par value $.01 per share, at a purchase price of $13.00 per share, which represents a total investment by NBC of $30 million. The investment by NBC in WWFE is subject to, among other things, the successful completion by NBC of customary due diligence.

                  Together with NBC, WWFE issued two press releases with respect to these events, which are filed as an exhibits to this Form 8-K.

Item 7.     Financial Statements and Exhibits.

             (c)  Exhibits

             99.1          Joint Press Release dated March 29, 2000

             99.2          Joint Press Release dated March 29, 2000







                               Page 2 of 11 Pages

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     WORLD WRESTLING FEDERATION
                                     ENTERTAINMENT, INC.



                                     By:   /s/ August J. Liguori
                                           -------------------------------------
                                           August J. Liguori
                                           Executive Vice President and
                                           Chief Financial Officer

Dated:  April 4, 2000




                               Page 3 of 11 Pages

                                  EXHIBIT INDEX

                                  -------------


         99.1              Joint Press Release dated March 29, 2000

         99.2              Joint Press Release dated March 29, 2000









                               Page 4 of 11 Pages

                                                                    Exhibit 99.1

                NBC AND WORLD WRESTLING FEDERATION ENTERTAINMENT
                       FORM STRATEGIC PARTNERSHIP FOR XFL

                XFL Football To Be Broadcast on NBC Primetime on
                     Saturday Nights Starting February 2001

     ----------------------------------------------------------------------


Stamford, CT/New York NY, March 29, 2000 - NBC and World Wrestling Federation Entertainment, Inc. (NMS: WWFE) today announced a strategic partnership to jointly own and run the XFL, a new professional football league that will begin play on February 3, 2001. The agreement calls for each party to own 50% of the league and its eight teams. In addition, NBC has committed to broadcast regional and national XFL games on Saturday nights in primetime from February through April. NBC will also broadcast the XFL Championship game, the first of which will be played on April 21, 2001.

XFL football will be 100 percent competitive sport - the brand of "smash mouth" football that fans crave. The league will connect with fans by returning football to its tougher roots and the wide-open way it was played in the `60s and `70s. The XFL will encourage individuality and the natural expression of joy and emotion on the field of play. Through rules changes designed to enhance the action and speed of the game, along with broadcast television innovations that will bring fans "inside the game," the XFL will recapture the natural personality, fun and intensity of pro football.

Dick Ebersol, Chairman, NBC Sports and Olympics said, "The absolute key to the success of this league lies in the incredible success Vince McMahon has had throughout his career in reaching the most elusive audience in television...young males. For example, in weekly head-to-head competition with "Monday Night Football" over 17 weeks in 1999, McMahon's live event programming outdrew "Monday Night Football" among young adult males, ages 12-24, by 47





                               Page 5 of 11 Pages
percent.(1) That is an incredible triumph of marketing and promotion by the McMahon organization."

Ebersol added, "We're excited to be a part of this historic and unique opportunity to launch a new football league to air on NBC in primetime beginning each February at a time when the public's interest in football is at its absolute peak - one week after the Super Bowl. Together with the McMahon organization, we want to put the fun back into professional football."

Vince McMahon, Chairman of World Wrestling Federation Entertainment, Inc., said, "The combined talents of both NBC and WWFE, which include original television programming expertise, complementary audience reach, and brand-building success is a sum much greater than its parts. Saturday nights have always been special on NBC and we're proud that XFL football has found a home here. In addition to having a long history of working strongly together in the past, I believe that the combination of these two organizations will make XFL football one of the best built brands in all of sports."

Scott Sassa, President, NBC West Coast, said, "The XFL will be a great addition to our Saturday night lineup. Vince McMahon's unprecedented ability to reach the important young adult male demographic across multiple networks, coupled with NBC's multiple promotional platforms in both entertainment and sports, ensures a terrific launch. The awareness factor at the launch of this league next February should be - especially among young males - almost 100%. NBC is in the business of appealing to younger viewers and this is a great opportunity to attract even more

------------------

(1)WWF's fall 1992 2-hour programming block from 9-11 p.m. on Mondays on USA Network averaged an 8.5 national rating among young adult males ages 12-24. ABC's "Monday Night Football" averaged a 5.8 national rating in the same demographic over the same 17-week period in the same head-to-head 9-11 p.m. time period.




                               Page 6 of 11 Pages
young adult males to the network. NBC Entertainment looks forward to working with the XFL and NBC Sports on this unique venture."

Television viewers will be given unprecedented access with cameras positioned in locker rooms, on sidelines and in the helmets of selected players. XFL players, coaches, locker rooms and huddles will also be miked, providing viewers with unique insight into the strategy of the game and enabling them to fully experience the true emotion, attitude, and intensity of the players, both on and off the field. Both NBC and WWFE will cross-promote the XFL during their respective programming.

To encourage more wide open offensive play and to keep game times under three hours, the XFL will adopt a number of rules changes, including: Eliminating the fair-catch rule (making punts live balls), requiring only one foot inbounds on pass receptions, instituting a 35-second play clock and limiting halftime to 10 minutes.

The objective of every XFL player will be to win games. XFL players will be paid salaries to play, but they'll be paid more to win. Each week the winning teams will share in a victory bonus pool - giving added significance to each week's matchups.

The XFL has already begun building a highly qualified team to launch the new league. Basil V. DeVito Jr., a sports business veteran whose resume includes WWFE, National Thoroughbred Racing Association (NTRA), and the Indiana Pacers will serve as President of the XFL. Billy Hicks, the XFL's Vice President of Administration most recently served at President and General Manager of Major League Soccer's (MLS) Dallas Burn and has also worked as a General Manager in the World League of American Football (WLAF) and as an administrator with the Dallas Cowboys.





                               Page 7 of 11 Pages

Heading up Football Operations as Vice President is Michael Keller, a former linebacker for the Dallas Cowboys and former senior executive with the National Football League, United States Football League (USFL) and WLAF. Michael Weisman, a highly respected, award-winning producer whose credits include seven Super Bowls and 15 Emmy Awards, has been brought on as a broadcast production consultant.

A talented and experienced scouting staff is in place and an XFL Advisory Panel has also been created. The advisory panel features several highly respected football and sports industry veterans, including Dr. Larry Lemak, a respected orthopedic surgeon and former owner and manager in the USFL, WLAF and the Canadian Football League (CFL); George Martin, a 14-year veteran of the New York Giants and former President of the NFL Players Association; Carl Paganelli, who brings 33 years of officiating experience to the XFL; and former Dallas Cowboys superstar Drew Pearson.

The XFL is actively negotiating with a second television partner to complement the NBC portion of the XFL broadcast package. As part of the pact, NBC and WWFE have agreed that the XFL will control 100 percent of the advertising inventory sold during all XFL broadcasts by a dedicated sponsorship and advertising sales force. Six cities have been announced to date: Los Angeles, Miami, New York, Orlando, San Francisco and Washington, D.C. Two more teams will be announced in the next 30 days. WWFE announced the formation of the XFL on Feb. 3, 2000.

                                      # # #



                               Page 8 of 11 Pages

Contacts:

World Wrestling Federation Entertainment, Inc.
Jayson Bernstein (media)
203-353-5019

Gary Fishman (financial)
212-889-1727 x110

NBC

Kevin Sullivan

212-664-2014

Jennifer Arnold

212/664-7202

Forward-Looking Statements: This news release contains forward-looking statements, which are subject to various risks and uncertainties. These risks and uncertainties include the conditions of the markets for live, broadcast television, cable television, pay-per-view and Internet entertainment; and licensed merchandise; acceptance of the Company's media and merchandise within those markets; and other risks and factors identified in the filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.



                               Page 9 of 11 Pages

                                                                    Exhibit 99.2

                          NBC TO TAKE MINORITY STAKE IN
                 WORLD WRESTLING FEDERATION ENTERTAINMENT, INC.

Stamford, CT/New York NY, March 29, 2000 - World Wrestling Federation Entertainment, Inc. (NMS: WWFE) and NBC announced today an agreement in which NBC has agreed to purchase a minority stake in WWFE through the sale of approximately 2.3 million newly issued shares of Class A Common stock at $13 per share for a total investment of $30 million. The agreement is subject to customary due diligence procedures. The sale represents approximately 3% of the total number of WWFE shares outstanding.

"We're pleased to have NBC as a shareholder of World Wrestling Federation Entertainment, Inc.," said Linda McMahon, President and CEO of WWFE. "We anticipate consistent growth in all areas of our business, including international expansion, and we're delighted that NBC is confident in the long-term value and potential of our business and our brands."

"NBC is excited about the investment in WWF Entertainment," said Bob Wright, President and CEO of NBC. "The WWF is widely recognized as having created a leading brand and has done a remarkable job gathering large audiences in the coveted male demographics. We are confident that this investment coupled with our new partnership with the XFL will lead to even more success."





                              Page 10 of 11 Pages

Forward-Looking Statements: This news release contains forward-looking statements, which are subject to various risks and uncertainties. These risks and uncertainties include the conditions of the markets for live, broadcast television, cable television, pay-per-view and Internet entertainment; and licensed merchandise; acceptance of the Company's media and merchandise within those markets; and other risks and factors identified in the filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

                                      # # #


Contacts:

World Wrestling Federation Entertainment, Inc.
Jim Byrne
203-352-8600

Jayson Bernstein

203-353-5019

Gary Fishman (investor relations)
212-889-1727 x110


NBC

Kevin Sullivan

212-664-2014

Maria Battaglia

212-664-3457




                              Page 11 of 11 Pages